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                                                                    EXHIBIT 23-5
                     [MILLER AND LENTS, LTD. LETTERHEAD]



                              February 24, 1998



MCN Energy Group Inc.
500 Griswold
Detroit, MI 48226


                                          Re:   MCN Energy Group Inc.
                                                MCN Investment Corporation
                                                Form S-3 Registration Statement


Ladies and Gentlemen:

        The firm of Miller and Lents, Ltd. consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 14, 1998, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

        This consent may be incorporated by reference into any registration statement of MCN Energy Group Inc. relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

        Miller and Lents, Ltd. has no interest in MCN Energy Group Inc. or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Energy Group Inc. We are not employed by MCN Energy Group Inc. on a contingent basis.


                                                Yours very truly,

                                                MILLER AND LENTS, LTD.


                                                By /s/ P.G. Von Tungeln
                                                   ---------------------
                                                   P.G. Von Tungeln
                                                   Chairman


PGVT/mk